UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2020
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on July 27, 2020, Tupperware Brands Corporation (the “Company”) entered into a definitive purchase and sale agreement (as amended, the “Purchase and Sale Agreement”) with O’Connor Management LLC (“O’Connor”), whereby O’Connor agreed to purchase approximately 740 acres of the Company’s property in Orlando, Florida, inclusive of 500 acres of wetlands, comprising all remaining Company-owned land in Orlando. On October 30, 2020, the Company entered into a fourth amendment to the Purchase and Sale Agreement with O’Connor, which amendment, among other things:

•Moves a portion of the land that would originally have been included in the Phase II Closing (as defined in the Purchase and Sale Agreement) into the Phase III Closing (as defined in the Purchase and Sale Agreement);
•Adjusts terms related to the lease of the Company’s headquarters, including extending the initial lease term to eleven years, modifying the size of leased premises, and adding rights to acquire the headquarters at the end of the term; and
•Provides for multiple additional closings.

In connection with the parties’ execution of the fourth amendment to the Purchase and Sale Agreement, on October 30, 2020 the Company and O’Connor closed on Phase I (as defined in the Purchase and Sale Agreement), involving the sale and leaseback of the Company’s corporate headquarters in Orlando, Florida, and Phase II (as defined in the Purchase and Sale Agreement), involving portions of the Company’s owned real property in Orlando, Florida, for an aggregate gross purchase price of $43.7 million. The transaction transferred approximately 108 acres and is the first of two transactions to finalize Tupperware’s sale of the company’s remaining land in Central Florida to O’Connor Capital Partners.

The final transaction, Phase III, a sale of undeveloped land surrounding the headquarters property, is planned to take place before the end of the year. The Company can make no assurances that the Phase III transactions, or any other closings negotiated between the Company and O’Connor pursuant to the fourth amendment to the Purchase and Sale Agreement, will close.

The foregoing summary of the fourth amendment to the Purchase and Sale Agreement is qualified in its entirety by reference to the fourth amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 2, 2020, the Company issued a press release announcing that it had completed the Phase I and Phase II Closings. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Exchange Act, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On October 29, 2020, the Company entered into a definitive agreement for the sale of its Avroy Shlain beauty business in South Africa for a gross purchase price of approximately 494 million rand, or approximately 30 million US dollars, as of October 29, 2020. The transaction is subject to customary closing conditions, including approval by the local competition commission in South Africa.

Forward-Looking Statements

This report contains certain statements that are, or may be deemed to be, “forward-looking statements.” These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, such forward-looking statements. Words such as “estimates,” “outlook,” “guidance,” expect,” “believe,” “intend,” “designed,” “target,” “plans,” “may,” “will,” “should,” “would,” “could,” and similar words are forward-looking statements and not historical facts. While the Company intends to continue to seek opportunities to improve its liquidity position if opportunities are favorable or are otherwise available on acceptable terms, no assurance can be given that any such transaction will occur. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein.

These risks and uncertainties include, but are not limited to, the following: the effects of natural disasters, terrorist activities and epidemic or pandemic disease outbreaks, including the COVID-19 outbreak; general economic and political conditions in the United States and in other countries in which the Company currently does business, including those resulting from the COVID-19 outbreak, recessions, political events and acts or threats of terrorism or military conflicts; our ability to ship product to customers on a timely basis, including because of delays caused by our supply chain; our ability to sustain the same level of growth in sales and net income that we recorded in the second and third quarter of 2020; the success of the Company’s efforts to improve its profitability and liquidity position and any capital structure actions that it may take; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its liquidity, financial position and earnings, and the Company’s ability and obligation to make payments on its indebtedness, which could reduce its financial flexibility and ability to fund other activities; the potential impact of management's determination that the Company may not be able to continue to operate as a going concern;the Company’s access to, and the costs of, financing and refinancing and the potential that banks with which the Company maintains lines of credit may be unable or unwilling to fulfill their commitments; the costs and covenant restrictions associated with the Company’s credit arrangements and their outstanding senior notes; the Company’s ability to comply with, or further amend, financial covenants under its Credit Agreement; potential downgrades to the Company’s credit ratings; successful recruitment, retention and productivity levels of the Company’s independent sales forces; the ability to attract and retain certain executive officers and key management personnel and the success of transitions or changes in leadership or key management personnel; the success of land buyers in attracting tenants for commercial and residential development and obtaining required government approvals and financing; disruptions caused by the introduction of new or revised distributor operating models or sales force compensation systems or allegations by equity analysts, former distributors or sales force members, government agencies or others as to the legality or viability of the Company’s business model, particularly in India; disruptions caused by restructuring activities, including facility reductions or closures, and the combination and exit of business units, including impacts on business models and the supply chain, as well as not fully realizing expected savings or benefits related to increasing sales from actions taken; success of new products and promotional programs; the ability to implement appropriate product mix and pricing strategies; governmental regulation of materials used in products coming into contact with food (e.g., polycarbonate and polyethersulfone), as well as beauty, personal care, essential oils and nutritional products; governmental regulation and consumer tastes related to the use of plastic in products and/or packaging material; the ability to procure and pay for at reasonable economic cost, sufficient raw materials and/or finished goods to meet current and future consumer demands at reasonable suggested retail pricing levels in certain markets, particularly those with stringent government regulations and restrictions; the impact of changes in consumer spending patterns and preferences, particularly given the global nature of the Company's business; the value of long-term assets, particularly goodwill and indefinite and definite-lived intangibles associated with acquisitions, and the realizability of the value of recognized tax assets; changes in plastic resin prices, other raw materials and packaging components, the cost of converting such items into finished goods and procured finished products and the cost of delivering products to customers; the introduction of Company operations in new markets outside the United States; general social, economic and political conditions in markets, such as in Argentina, Brazil, China, France, India, Mexico, Russia and Turkey and other countries impacted by such events; issues arising out of the sovereign debt in the countries in which the Company operates, such as in Argentina and those in the Euro zone, resulting in potential economic and operational challenges for the Company’s supply chains, heightened counterparty credit risk due to adverse effects on customers and suppliers, exchange controls (such as in Argentina and Egypt) and translation risks due to potential impairments of investments in affected markets; disruptions resulting from either internal or external labor strikes, work stoppages, or similar difficulties, particularly in Brazil, France, India and South Africa; changes in cash flow resulting from changes in operating results, including from changes in foreign exchange rates, restructuring activities, working capital management, debt payments, share repurchases and hedge settlements; the impact of currency fluctuations on the value of the Company’s operating results, assets, liabilities and commitments of foreign operations generally, including their cash balances during and at the end of quarterly reporting periods, the results of those operations, the cost of sourcing products across geographies and the success of foreign hedging and risk management strategies; the Company's ability to engage in hedging transactions (including, without limitation, forwards and swaps) with financial institutions to mitigate risks relating to foreign-currrency fluctuations and/or interest rate fluctuations and the possibility that such hedging transactions, even if entered into, are unsuccessful; the ability to repatriate, or otherwise make available, cash in the United States and to do so at a favorable foreign exchange rate and with favorable tax ramifications, particularly from Brazil, China, India, Indonesia, Malaysia, Mexico and South Africa; the ability to obtain all government approvals on, and to control the cost of infrastructure obligations associated with, property, plant and equipment; the ability to timely and effectively implement, transition, maintain and protect necessary information technology systems and infrastructure; cyberattacks and ransomware demands that could cause the Company to not be able to operate its systems and/or access or control its data, including private data; integration of non-traditional product lines into Company operations; the effect of legal, regulatory and tax proceedings, as well as restrictions imposed on the Company’s operations or Company representatives by foreign governments, including changes in interpretation of employment status of the sales force by government authorities, exposure to tax responsibilities imposed on the sales force and their potential impact on the sales force’s value chain and resulting disruption to the business and actions taken by governments to set or restrict the freedom of the Company to set its own prices or its suggested retail prices for product sales by its sales force to end consumers and actions taken by governments to restrict the ability to convert local currency to other currencies in order to satisfy obligations outside the country generally, and in particular in Argentina and Egypt; the effect of competitive forces in the markets in which the Company operates, particularly related to sales of beauty, personal care and nutritional products, where there are a greater number of competitors; the impact of counterfeit and knocked-off products and programs in the markets in which the Company operates and the effect this can have on the confidence of, and competition for, the Company's sales force members; the impact of changes, changes in interpretation of or challenges to positions taken by the Company with respect to U.S. federal, state and foreign tax or other laws, including with respect to the Tax Act in the United States and non-income taxes issues in Brazil, India, Indonesia and Mexico; and other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 28, 2019, its Quarterly Report on Form 10-Q for the 13 weeks ended March 28, 2020, its and its subsequent periodic reports filed in accordance with the Exchange Act. These statements are representative only as of the date they are made, and the Company disclaims and does not undertake any obligation to update or revise any forward-looking statements in this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment to Contract for Sale and Purchase of Real Property, dated as of October 30, 2020, by and among the Sellers and O’Connor
99.1	Press Release of Tupperware Brands Corporation dated November 2, 2020 regarding Phase I and Phase II Closing.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date:	November 2, 2020	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary